Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2001
Payment Date	May 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.038750%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2001	Apr 16, 2001	29
	Class A			Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	109,132,471			73,484,974	7,348,497	19,991,126
Previously unpaid interest/yield	0			0	0
Spread to index	0.22%			0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	5.258750%			5.638750%	6.038750%
Interest/Yield Payable on the Principal Balance	462,309			333,793	35,747
Interest on previously unpaid interest/yield	0			0	0
Interest/Yield Due	462,309			333,793	35,747
Interest/Yield Paid	462,309			333,793	35,747

Summary

Beginning Security Balance	109,132,471			73,484,974	7,348,497	19,991,126
Beginning Adjusted Balance	109,132,471			73,484,974	7,348,497
Principal Paid	4,037,056			2,718,234	271,823	783,011
Ending Security Balance	105,095,416			70,766,740	7,076,674	19,251,856
Ending Adjusted Balance	105,095,416			70,766,740	7,076,674
Ending Certificate Balance as % Participation Interest Invested Amount					3.5000%
Targeted Balance	105,139,157			70,766,740	7,076,674
Minimum Adjusted Balance				49,000,000	4,900,000	13,300,000
Certificate Minimum Balance					6,127,187
Ending OC Amount as Holdback Amount						19,251,856
Ending OC Amount as Accelerated Prin Pmts						0

Beginning Net Charge offs	0			0	0	0
Reversals	0			0	0	0
Charge offs	0			0	0	0
Ending Net Charge Offs	0			0	0	0

Interest/Yield Paid per $1000	1			2	1
Principal Paid per $1000	6			20	11